ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated ___________, 1997, by and among STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation having an address c/o Loeb, Block, Wacksman & Selzer LLP, 505 Park Avenue, New York, New York 10022 ("SAC"), AJAX MANUFACTURING COMPANY, a New Jersey corporation with offices at 321 Valley Road, Hillsborough Township, New Jersey 08876-4056 ("Ajax"), CARL MASSARO, an individual residing at 1511 Casey Key Drive, Punta Gorda, Florida 33950 ("Massaro") and PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP, having offices at 666 Fifth Avenue, New York, New York 10103 ("Escrow Agent").

                                   WITNESSETH:

                  WHEREAS, SAC and Massaro have entered into a Stock Purchase and Redemption Agreement, dated ____________, 1997 (the "Stock Purchase Agreement") providing for, among other things, the purchase by SAC from Massaro of all of the outstanding shares of the common stock of Ajax; and

                  WHEREAS, the Internal Revenue Service ("IRS") has delivered to Ajax a notice of proposed adjustment of Ajax's federal excise tax liability for calendar years 1995 and 1996, together with interest and penalties, in the amount of One Million Seven Hundred Twenty-One Thousand Nine Hundred Eighteen ($1,721,918) Dollars (the "Excise Claim"); and


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                  WHEREAS,  to secure Massaro's  obligation under Section 12.2.3 of the Stock Purchase Agreement to re-pay to SAC such portion of the Purchase Price (as defined in the Stock Purchase Agreement) as is equal to any Ajax liability arising out of the Excise Claim (as described in the first paragraph of said Section 12.2.3), Massaro has agreed to deposit One Million Seven Hundred Twenty-One Thousand Nine Hundred Eighteen ($1,721,918) Dollars in escrow with the Escrow Agent to be held and paid over as hereinafter provided; and

                  WHEREAS, Escrow Agent has agreed to serve as escrow agent pursuant to the terms hereof.

                  NOW, THEREFORE, it is agreed as follows:

                  1. Deposit of Funds.  Simultaneously  with the  execution  and delivery of this Escrow Agreement, the sum of One Million Seven Hundred Twenty-One Thousand Nine Hundred Eighteen ($1,721,918) Dollars has been deposited in an interest bearing account with the Escrow Agent, or, subject to the execution and delivery of such releases and other instruments as shall be satisfactory to Escrow Agent, in such other interest bearing account (to be maintained in the name of Escrow Agent) as SAC, Massaro and Ajax may agree upon and direct. Monies shall be disbursed from the account only in accordance with the terms hereof. All monies on deposit with the Escrow Agent, inclusive of interest, are referred to herein as the "Escrow Funds."


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                  2. Release and Delivery of Funds.

                  (a) Upon either: (i) Ajax and the IRS having \entered into a final agreement of settlement as to Ajax's federal excise tax liability in respect of the Excise Claim; or (ii) if not so settled, the amount of said liability having been finally determined by a court of competent jurisdiction which is not subject to further appeal or other appellate review (in either case, such liability being hereinafter referred to as the "Final Excise Liability"), then in such event SAC, Massaro and Ajax jointly shall give to Escrow Agent prompt written notice of such settlement or determination, together with a copy of the fully executed settlement agreement or a copy of the judgment, order or decree embodying such final determination, as the case may be, such notice to contain the computation (prepared by Ajax's independent public accountants) of the combined net cash effect to Ajax (if any) of (w) any federal and/or state tax benefit received by Ajax resulting from Ajax's payment of the Final Excise Liability, offset by (x) any federal and/or state tax burdens to Ajax that may result from payments made by Massaro pursuant to said
Section 12.2.3, for the Ajax tax year in which the Final Excise Liability is paid (the result of such computation being hereinafter referred to as the "Net Cash Effect"). Upon receipt of such notice, Escrow Agent promptly shall release and disburse (y) to SAC such portion of the then total Escrow Funds as is equal to the Final Excise Liability, less the Net Cash Effect, and (z) to Massaro the balance of the


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Escrow Funds  remaining after the  disbursement  described in clause (y) of this
Paragraph 2(a).

                  (b) If conflicting or adverse claims or demands are made or served upon the Escrow Agent by, or if litigation is commenced between, any of SAC, Massaro or Ajax with respect to the escrow provided for herein, SAC, Massaro and Ajax agree that except as otherwise provided in this subparagraph
(b) the Escrow Agent shall refuse to act with regard to the Escrow Funds so long as such disagreement or litigation shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any person for its refusal to so act. The Escrow Agent shall continue to so refrain and refuse to so act until such conflicting claims or demands or litigation shall have been finally determined by a court of competent jurisdiction which is not subject to further appeal or other appellate review, or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement. Whichever of SAC, Massaro or Ajax is a party to such dispute or litigation shall equally pay all costs, expenses and


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reasonable  attorney's fees and expenses incurred by the Escrow Agent in seeking any such judgment.

                  3. Concerning the Escrow Agent. (a) The Escrow Agent shall not be bound in any way by any agreement or contract between the parties hereto to which the Escrow Agent is not a party (whether or not the Escrow Agent has knowledge thereof) and the only duties or responsibilities of the Escrow Agent shall be to hold and disburse the Escrow Funds in accordance with the terms of this Escrow Agreement.

                       (b) The Escrow Agent may accept or act upon any instructions, directions, documents or instruments purportedly signed or issued by, or on behalf of, any corporation, partnership, fiduciary or individual; it shall not be necessary for the Escrow Agent to inquire into their authority. The Escrow Agent shall not be held liable in any event if it accepts as accurate and acts in good faith upon the contents of any notice received by it from SAC, Massaro and/or Ajax, delivered to it in accordance with the terms of this Escrow Agreement.

                       (c) This Agreement may be altered or amended only with the written consent of all of the parties hereto. The Escrow Agent may resign as escrow agent at any time by notifying the other parties hereto in writing and, until a successor escrow agent is appointed by them and accepts such appointment, the only duty of the Escrow Agent shall be to hold the Escrow Funds in accordance with the original instructions contained in this Escrow Agreement. Upon receipt by the Escrow Agent of a written notice from SAC,


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Massaro and Ajax advising it of the appointment of a successor  escrow agent, it shall deliver the Escrow Funds to such successor.

                       (d) The Escrow Agent shall not be liable for any exercise of judgment in the performance of its duties hereunder but only for its own willful misconduct or gross negligence, and the duties of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement.

                       (e) The Escrow Agent shall be reimbursed in equal shares by SAC, Massaro and Ajax for all out-of-pocket expenses necessarily incurred in performing its obligations hereunder.

                  4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be effective when received by the addressee, if delivered by hand, or by overnight courier service which obtains a written receipt of delivery, or three days after deposit in the United States mails if sent by certified mail, return receipt requested, postage prepaid, addressed as follows (or, as to any party, addressed to it at such other address as it shall designate by a written notice to the other parties complying as to delivery with the terms of this Paragraph):

                    If to SAC:

                           Standard Automotive Corporation
                           c/o Loeb, Block, Wacksman & Selzer LLP
                           505 Park Avenue
                           New York, New York 10022
                           Att: Steven Merker, Esq.


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                    If to Massaro:

                           Carl Massaro
                           1511 Casey Key Drive
                           Punta Gorda, Florida 33950

                    With a copy to:

                           McCausland, Keen & Buckman
                           Radnor Court
                           259 Radnor Chester Road
                           Radnor, PA 19087-5240
                           Attn: Marc Maser, Esq.

                    If to Ajax:

                           Ajax Manufacturing Company
                           321 Valley Road
                           Hillsborough Township
                           New Jersey 08876-4056
                           Attn: Karl Massaro

                    With a copy to:

                           Standard Automotive Corporation
                           c/o Loeb, Block, Wacksman & Selzer LLP
                           505 Park Avenue
                           New York, New York 10022
                           Att: Steven Merker, Esq.

                    If to Escrow Agent:

                           Phillips Nizer Benjamin Krim & Ballon LLP
                           666 Fifth Avenue
                           New York,  New York  10103
                           Att:  Vincent  J. McGill, Esq.

                  5. General Provisions. (a) This Escrow Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

                       (b) This Escrow Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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

                       (c) This Escrow Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be changed or terminated orally, but only by a written instrument signed by the party against which enforcement of such change or termination is sought.

                       (d) This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                       (e) Paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                       (f) The failure of any party, at any time or times hereafter, to require strict performance of any provision of this Escrow Agreement shall not waive, affect or diminish any future right of such party to demand strict compliance therewith. No delay or omission of any party to exercise any right or power available to it upon the default of any other party hereto shall be deemed to be a waiver of such right or acquiescence to such default. No right or remedy granted to any party herein shall be deemed exclusive and each such remedy shall be cumulative and in addition to any other remedy given herein or existing at law or in equity.

                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered as of the date first above written.


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                                              STANDARD AUTOMOTIVE CORPORATION

                                              By:___________________________



                                              ______________________________
                                              CARL MASSARO


                                              AJAX MANUFACTURING COMPANY

                                              By:___________________________



                                              PHILLIPS NIZER BENJAMIN
                                              KRIM & BALLON LLP


                                              By:___________________________
                                                 Vincent J. McGill, a Partner


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